UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2016

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 30, 2016, OPKO Health, Inc. (the “Company”), a Delaware corporation, issued a press release announcing an update on the Company’s hGH-CTP clinical programs. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 3, 2017, the “Company determined that its 3.0% Convertible Senior Notes due 2033 (the “Notes”), of which $31.9 million is outstanding, continue to be convertible by holders of such Notes through March 31, 2017. The Company has elected to satisfy its conversion obligation under the Notes in shares of the Company’s common stock. The conversion right has been extended because the closing price per share of the Company’s common stock has exceeded $9.19, or 130% of the applicable conversion price of $7.07, for at least 20 of 30 consecutive trading days during the quarter ended December 31, 2016. The Company had previously announced that this conversion right had been triggered at each of the quarters ended March 31, 2015 through December 31, 2016. The Notes will continue to be convertible until March 31, 2017, and may be convertible thereafter, if one or more of the conversion conditions specified in the Indenture, dated as of January 30, 2013, by and between the Company and Wells Fargo Bank N.A. (the “Indenture”), is satisfied during future measurement periods. Pursuant to the Indenture, a holder who elects to convert the Notes will receive 141.4827 shares of the Company’s Common Stock plus such number of additional shares as is applicable on the conversion date per $1,000 principal amount of Notes based on the early conversion provisions in the Indenture. A complete explanation of the conversion rights of holders of the Notes, as well as the procedures required to convert the Notes, is set forth in the Indenture.

Wells Fargo Bank, National Association is the trustee for the holders of the Notes and the conversion agent under the Indenture. Any questions relating to the mechanics of the conversion for the Notes should be directed to Wells Fargo Bank National Association, Attn: Barry Somrock at CMESCONVERSIONS@wellsfargo.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated December 30, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

January 3, 2017	By:	Steven D. Rubin

Name: Steven D. Rubin
Title: Executive VP-Administration

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated December 30, 2016